UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported March 8, 2011

Hibbett Sports, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	000-20969	20-8159608
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

451 Industrial Lane
Birmingham, Alabama  35211
(Address of principal executive offices)

(205) 942-4292
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□      Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 9, 2011, the Board of Directors (Board) of the Company adopted amendments to the Company’s 2005 Equity Incentive Plan (EIP) (as amended and restated) and the Amended and Restated 2006 Non-Employee Director Equity Plan (NEDEP) that disallows the recharging of the EIP or the NEDEP with forfeited or cancelled awards.  The amendment was made effective as of January 30, 2011, and shareholder approval is not required for this change.

The full text of each plan described above is attached as exhibits to this Form 8-K.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Executive Compensation

On March 8, 2011, the Compensation Committee (Committee) of the Board approved the annual base salaries (effective January 30, 2011) of the Company’s Named Executive Officers (NEOs) for Fiscal 2012.  The following table sets forth the annual base salary level of the Company’s NEOs (which officers were determined by reference to the Company’s proxy statement, dated April 26, 2010 for Fiscal 2011) and those determined to be NEOs for Fiscal 2012:

		Base Salary
Name	Position	Fiscal 2011	Fiscal 2012
Michael J. Newsome	Executive Chairman of the Board	$ 400,000	$ 400,000
Rebecca A. Jones	Senior Vice President of Merchandising	310,000	335,000
Cathy E. Pryor	Senior Vice President of Operations	323,000	335,000
Jeffry O. Rosenthal	Chief Executive Officer and President	400,000	420,000
Gary A. Smith	Senior Vice President and Chief Financial Officer	340,000	350,000

Also, on March 8, 2011, the Committee authorized the payment of annual incentive (i.e. bonus) awards to each of the Company’s NEOs in respect to the year ended January 29, 2011 (Fiscal 2011).  Consistent with past practice, the payment of the awards is made upon the Company achieving defined company financial goals and specified personal goals, if applicable.  At the same time, the Committee established the target bonuses and performance goals for the Fiscal 2012 annual incentive awards.  These target bonuses will be based solely on the Company’s financial performance during Fiscal 2012.  Both fiscal year annual incentive bonuses were established subject to the Amended 2006 Executive Officer Cash Bonus Plan adopted previously by the Company’s stockholders.  The following table sets forth cash payments to the NEOs in respect to their annual incentive awards for Fiscal 2011 and the incentive bonus target amounts for Fiscal 2012 (the actual bonus may be less or more than the targeted amount depending on future performance):

		Annual Incentive Award
Name	Position	Fiscal 2011	Fiscal 2012
Michael J. Newsome	Executive Chairman of the Board	$ 500,000	$ 400,000
Rebecca A. Jones	Senior Vice President of Merchandising	232,500	201,000
Cathy E. Pryor	Senior Vice President of Operations	242,250	201,000
Jeffry O. Rosenthal	Chief Executive Officer and President	350,000	336,000
Gary A. Smith	Senior Vice President and Chief Financial Officer	255,000	210,000

Equity awards will be granted as of March 16, 2011 pursuant to the Company’s Statement of Employee Equity Grant Practices.  These awards will be granted under the EIP.  The restricted stock units are awarded in two parts:  (1) half the award will cliff vest in five years, subject to a one year performance period based on return on invested capital (ROIC); (2) half the award will cliff vest in three years, subject to a three year performance period based on cumulative earnings before income taxes (EBIT).  The following table sets forth the target restricted stock units to be awarded to each NEO for Fiscal 2012 upon achievement of specified performance criteria (the actual bonus may be less or more than the targeted amount depending on future performance):

		Restricted
Name	Position	Stock Units
Michael J. Newsome	Executive Chairman of the Board	16,800
Rebecca A. Jones	Senior Vice President of Merchandising	7,700
Cathy E. Pryor	Senior Vice President of Operations	7,700
Jeffry O. Rosenthal	Chief Executive Officer and President	12,800
Gary A. Smith	Senior Vice President and Chief Financial Officer	8,000

The Company is now exercising negative discretion on all performance-based compensation.  The Company intends to provide additional information regarding the compensation awarded, including equity awards, to the NEOs in respect to and during the year ended January 29, 2011, in the proxy statement for the Company’s 2011 Annual Meeting of Stockholders.

As reported in Item 1.01 above, on March 9, 2011, the Board adopted an amendment to the EIP.  The contents reported in Item 1.01 are incorporated by reference into this Item 5.02(e).

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.1	Hibbett Sports, Inc. 2005 Equity Incentive Plan (as amended and restated)
10.2	Hibbett Sports, Inc. Amended and Restated 2006 Non-Employee Director Equity Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTS, INC.

By:	/s/ Gary A. Smith
Gary A. Smith
Senior Vice President and Chief Financial Officer

March 14, 2011

EXHIBIT INDEX

Exhibit No.	Description
10.1	Hibbett Sports, Inc. 2005 Equity Incentive Plan (as amended and restated)
10.2	Hibbett Sports, Inc. Amended and Restated 2006 Non-Employee Director Equity Plan